ONCOSEC Medical incorporated

EQUITY DISTRIBUTION AGREEMENT

Dated: July 25, 2017

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EXHIBITS

Exhibit A	–	Form of Proposed Placement Notice

Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances

Exhibit C	–	Compensation

Exhibit D	–	Permitted Free Writing Prospectus

Exhibit E	–	Form of Company Officers’ Certificate

Exhibit F	–	Information Provided by Sales Agent

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ONCOSEC MEDICAL INCORPORATED

EQUITY DISTRIBUTION AGREEMENT

July 25, 2017

Oppenheimer & Co. Inc.

85 Broad Street

New York, NY 10004

Ladies and Gentlemen:

OncoSec Medical Incorporated, a corporation organized under the laws of the State of Nevada (the “Company”), proposes, subject to the terms and conditions stated in this equity distribution agreement (this “Agreement”), to issue and sell through or to Oppenheimer & Co. Inc., as the sales agent or principal (collectively, the “Sales Agent”), shares of its authorized but unissued common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate gross sales price of up to the Maximum Amount (as defined below) (the “Securities”).

Section 1. Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the basis of the representations and warranties contained herein and on the terms and subject to the conditions set forth herein, it may issue and sell through or to the Sales Agent, acting as agent or principal, the Securities. In no event shall the Company issue or sell through or to the Sales Agent pursuant to this Agreement such dollar amount of shares of its Common Stock that would exceed the dollar amount of shares of Common Stock (a) registered by the Registration Statement (as defined below), (b) permitted to be sold by the Company under Form S-3 (including General Instruction I.B.6 thereof, to the extent then applicable), (c) for which the Company has filed a Prospectus Supplement (as defined below), or (d) authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors or a duly authorized committee thereof and notified to the Sales Agent in writing (the lesser of (a), (b), (c) and (d), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, except as set forth in a Placement Notice (as defined below), the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Sales Agent shall have no obligation in connection with such compliance. The issuance and sale of the Securities through or to the Sales Agent will be effected pursuant to the Registration Statement (as defined below), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer, sell or issue the Securities.

The Company has filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations thereunder (the “1933 Act Regulations”), and the Commission has declared effective, a registration statement on Form S-3 (File No. 333-213036) relating to the Securities and other securities of the Company (collectively, the “Shelf Securities”) to be issued from time to time by the Company that incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations thereunder (the “1934 Act Regulations”). Except where the context otherwise requires, “Registration Statement” means the registration statement on Form S-3 described in the immediately preceding sentence as of its most recent Effective Date (as defined below), including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the 1933 Act as part of the Registration Statement or deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430B under the 1933 Act. As used herein, “Effective Date” means any date of such Registration Statement’s effectiveness for purposes of Section 11 of the 1933 Act, as such section applies to the Company for the Securities pursuant to Rule 430B(f)(2) under the 1933 Act. Unless the context otherwise requires, the “Base Prospectus” means the base prospectus covering the Shelf Securities filed with the Commission as part of the Registration Statement on August 23, 2016, together with any amendments or supplements thereto as of the most recent Effective Date of the Registration Statement, and “Prospectus Supplement” means the most recent prospectus supplement relating to the Securities that was filed with the Commission pursuant to Rule 424(b) under the 1933 Act at or prior to each Time of Sale (as defined below), the first of which shall be filed with the Commission on or before the second Business Day (as defined below) after the date hereof, in each case in the form furnished by the Company to the Sales Agent in connection with the offering of the Securities. Except where the context otherwise requires, “Prospectus” means the Base Prospectus, as supplemented by the Prospectus Supplement. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the 1933 Act, and “Issuer Free Writing Prospectus” has the meaning set forth in Rule 433 under the 1933 Act. The Company will furnish, upon request, to the Sales Agent, for use by the Sales Agent, copies of the Prospectus relating to the Securities. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or any amendment or supplement thereto, shall be deemed to refer to and include all documents incorporated by reference therein (the “Incorporated Documents”), and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any Incorporated Documents. Any reference herein to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is included in the Incorporated Documents.

The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

Section 2. Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will send the Sales Agent an e-mail notice (or notify the Sales Agent by telephone, followed immediately by a confirmatory e-mail) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”) or the gross proceeds to be raised, the time period during which the Company requests the Sales Agent to make sales, any limitation on the number of Securities that the Sales Agent may sell in any one Trading Day (as defined below) and any minimum price below which the Sales Agent may not make sales (such notice, as it may be amended pursuant to this Section 2, a “Placement Notice”), a form of which is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B, and shall be addressed to each of the individuals from the Sales Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time. If the Sales Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion), or, following discussions with the Company wishes to accept amended terms, the Sales Agent shall confirm such Placement Notice by e-mail notice (or by telephone, followed immediately by a confirmatory e-mail) addressed to the person from whom the Sales Agent received such Placement Notice. The amount of any discount, commission or other compensation to be paid by the Company to the Sales Agent in connection with the sale of the Placement Securities through the Sales Agent shall be calculated in accordance with the terms set forth in Exhibit C. If the Company wishes to issue and sell the Placement Securities to the Sales Agent as principal, it will notify the Sales Agent of the proposed terms of such Placement in the Placement Notice. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

Section 3. Sale of Placement Securities by the Sales Agent.

Subject to the provisions of Section 6(a), during the period specified in the Placement Notice, the Sales Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NASDAQ Capital Market or such other national securities exchange on which the Common Stock may be listed or quoted after the date of this Agreement (the “Exchange”), to sell up to the number of Placement Securities specified, and otherwise in accordance with the terms of such Placement Notice. The Sales Agent will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Sales Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Sales Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Sales Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the 1933 Act, including without limitation sales made directly on or through the Exchange or, to the extent permitted by Rule 415(a)(4) under the 1933 Act, to or through a market maker. To the extent requested by the Company in a Placement Notice, the Sales Agent may also sell Placement Securities by any other method permitted by applicable law, including, without limitation, in privately negotiated transactions to the extent permitted by Rule 415(a)(4) under the 1933 Act and the rules of the Exchange. The term “Trading Day” means any day on which shares of Common Stock are purchased and sold on the Exchange.

Section 4. Suspension of Sales.

The Company or the Sales Agent may, upon e-mail notice to the other party to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by e-mail correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities for the time specified in such notice; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities that the Sales Agent has sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such telephonic notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto (confirmed as soon as reasonably practicable by e-mail correspondence to each of the individuals of the other party set forth on Exhibit B), as such exhibit may be amended from time to time.

Section 5. Representations and Warranties of the Company.

The Company represents and warrants to the Sales Agent as of the date hereof and as of each Representation Date (as defined below), as of the time of each sale of any Securities pursuant to this Agreement (the “Time of Sale”) and on each Settlement Date (as defined below), and agrees with the Sales Agent, as follows:

(a) The Company meets the requirements for the use of, and has prepared and filed with the Commission, the Registration Statement, including a prospectus relating to the Shelf Securities, including the Securities, to be issued from time to time by the Company.

(b) The Registration Statement and each amendment thereto has become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission. The Company was not an “ineligible issuer” (as defined in Rule 405 under the 1933 Act) as of the relevant eligibility determination date for purposes of Rules 164 and 433 under the 1933 Act with respect to any sale of the Securities contemplated hereby.

(c) (i) At each Effective Date of the Registration Statement and each amendment thereto, as of each Time of Sale and at all times during which a Prospectus is required to be delivered by the Sales Agent under the 1933 Act (whether physically or in reliance on Rule 172 under the 1933 Act or any similar rule) in connection with any sale of Securities (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the applicable provisions of the 1933 Act and the 1933 Act Regulations, (ii) the Prospectus complied and will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, at each Settlement Date and at all times during the Delivery Period, in all material respects with the 1933 Act and the 1933 Act Regulations; and (iii) the Incorporated Documents, when they were or will be filed with the Commission, conformed or will conform in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as the case may be.

(d) (i) As of the date hereof, and at each Effective Date of the Registration Statement and each amendment thereto, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale), together with any Permitted Free Writing Prospectus (as defined in Section 17 below) then in use (collectively, the “General Disclosure Package”), did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Sales Agent expressly for use in the Prospectus or in the General Disclosure Package. The parties hereto agree that the information provided in writing by or on behalf of the Sales Agent expressly for use in the Prospectus or in the General Disclosure Package consists solely of the material referred to in Exhibit F hereto, as updated from time to time.

(e) Each Permitted Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering and sale of the Securities or until any earlier date that the Company notified or notifies the Sales Agent, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the then-current Prospectus Supplement, the General Disclosure Package or the Prospectus; provided, however, that this representation and warranty shall not apply to any statement or omission in any Permitted Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Sales Agent expressly for use in such Permitted Free Writing Prospectus. The parties hereto agree that the information provided in writing by the Sales Agent expressly for use in a Permitted Free Writing Prospectus consists solely of the material referred to in Exhibit F hereto, as updated from time to time.

(f) This Agreement has been duly authorized, executed and delivered by the Company. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate action required to be taken by the Company for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(g) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; the Securities to be issued and sold by the Company have been duly authorized and, when issued and delivered to and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The issuance of the Securities will not be subject to any preemptive, rights of refusal or other similar rights of any securityholder of the Company. The Securities conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such description conforms to the rights set forth in the instruments defining the same. No holder of the Securities will be subject to personal liability by reason of being such a holder.

(h) Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, properties or business prospects of the Company and its subsidiaries (its “Subsidiaries”), considered as one enterprise (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(i) The Company and its Subsidiaries do not own any real property. All of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries hold interests in properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect and neither the Company nor any such Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any such Subsidiary thereunder, or affecting or questioning the rights of the Company or any such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except such as have not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect, individually or in the aggregate.

(j) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, rights to use adequate patents, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to carry on the business now operated by them (collectively, “Intellectual Property”), and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(k) The clinical trials and other studies conducted by the Company or in which the Company has participated or that are described in the Registration Statement, General Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package Prospectus or the Prospectus, and trials and studies conducted on behalf of the Company or that the Company intends to rely on in support of regulatory approval by the United States Food and Drug Administration (the “FDA”) or foreign regulatory agencies, were and, if still pending, are, to the Company’s knowledge, being conducted in all material respects in accordance with experimental protocols, procedures and controls generally used by qualified experts in the preclinical or clinical study of new drugs or diagnostics as applied to comparable products to those being developed by the Company; the descriptions of the designs and results of such trials and studies contained in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and complete in all material respects, and except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no knowledge of any other trials, studies or tests, the results of which the Company believes reasonably call into question the Company’s clinical trials and results described in the Registration Statement, the General Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and the Company has not received any notices or correspondence from the FDA or any other domestic or foreign governmental agency requiring the termination, suspension or modification (other than such modifications as are normal and customary in the course of such trials and studies) of any clinical trials or other studies conducted by or on behalf of the Company or in which the Company has participated that are described in the Registration Statement, the General Disclosure Package or the Prospectus or the results of which are described in the Registration Statement, the General Disclosure Package or the Prospectus.

(l) There is no franchise, contract or other document of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements in the Prospectus under the heading “Description of Capital Stock” and in the Company’s Annual Report on Form 10-K for the year ended July 31, 2016 (the “10-K”) under the headings “Business–Intellectual Property” and “Business–Government Regulation,” insofar as such statements summarize legal matters, agreements, documents, proceedings or regulations discussed therein, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or regulations in all material respects.

(m) Each of the Company and its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with the requisite corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect, individually or in the aggregate.

(n) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly-owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(o) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(p) No consent, approval, authorization, filing with (other than the filing by the Company after the date of this Agreement of reports and other documents with the Commission pursuant to the Company’s reporting obligations under the 1934 Act and the 1934 Act Regulations) or order of any court or governmental agency or body is required in connection with the transactions contemplated herein and in the General Disclosure Package and the Prospectus, except such as have been obtained under the 1933 Act, the 1933 Act Regulations, the rules of the Exchange, the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and such as may be required under the blue sky laws of any jurisdiction.

(q) Neither the issuance and sale of the Securities nor the consummation of any of the other transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (x) the charter or bylaws of the Company or any of its Subsidiaries, (y) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (z) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties; except, in the case of each of clauses (y) and (z) only, such as have not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect, individually or in the aggregate.

(r) There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement that have not been satisfied or waived.

(s) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated (subject, in the case of interim financial statements only, to normal, recurring year-end adjustments), comply as to form with the applicable accounting requirements of the 1933 Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein and except that interim financial statements may not contain all footnotes required by GAAP). The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.

(t) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, individually or in the aggregate, or which could reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(u) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii) only, for such violations or defaults that have not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect, individually or in the aggregate.

(v) Mayer Hoffman McCann P.C. (the “Accountants”), who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations.

(w) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(x) The Company and its Subsidiaries have filed all tax returns that are required to be filed or has requested extensions thereof (except where the failure so to file has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect, individually or in the aggregate, and, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto)), has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been established by the Company in accordance with GAAP and has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect, individually or in the aggregate, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(y) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers or contractors, that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, individually or in the aggregate, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(z) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes to be prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instruments as to which any insurance company is denying liability or defending under a reservation of rights clause except as have not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect, individually or in the aggregate; and the Company does not have any reason to believe that it or any of its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not be reasonably expected to result in a Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(aa) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary, except as described in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(bb) The Company, its Subsidiaries and each officer or director of the Company or such Subsidiaries possess all registrations, licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct the business of the Company and its Subsidiaries, taken as a whole, and are in compliance with all applicable laws, rules and regulations requiring any such registrations, licenses, certificates, permits and other authorizations, including those rules and regulations listed under the heading “Business—Government Regulation” in the 10-K, except where non-possession or non-compliance has not resulted in, and could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate; and neither the Company nor any such Subsidiaries or, to the knowledge of the Company, any officer or director of the Company or such Subsidiaries, has received any notice of proceedings relating to the revocation or modification of any such registrations, licenses, certificates, permits or authorizations, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

(cc) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules, regulations and guidelines applicable thereto in all material respects.

(dd) The Company and its Subsidiaries’ internal controls over financial reporting are effective and the Company and its Subsidiaries are not aware of any material weakness in their internal controls over financial reporting. The Company and each of its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the 1934 Act); such disclosure controls and procedures are effective.

(ee) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ff) The Company and its Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus and (iii) have not received written notice and are not otherwise aware of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect, individually or in the aggregate, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(gg) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its Subsidiaries that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, individually or in the aggregate; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, individually or in the aggregate. None of the following events has occurred or is expected to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its Subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its Subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its Subsidiaries related to their employment that could reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its Subsidiaries has any liability.

(hh) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ii) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

(jj) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds from sales of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC.

(ll) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Sales Agent and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of the Sales Agent.

(mm) Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the consent to the use of such data from such sources.

(nn) The Company has filed an application for listing of the Securities on the Exchange prior to the date of this Agreement.

(oo) Except for this Agreement, the Company is not party to any other equity distribution or sales agency agreements or other similar arrangements with any other agent or any other representative in respect of any “at the market offering” of the Securities in accordance with Rule 415(a)(4) under the 1933 Act.

(pp) Except as disclosed in writing to the Sales Agent, neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any beneficial owner of 5% or more of the Common Stock (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the 1934 Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (as such terms are used in FINRA Rule 5110).

Any certificate signed by or on behalf of the Company and delivered to the Sales Agent or to counsel for the Sales Agent in connection with this Agreement shall be deemed to be a representation and warranty by the Company to the Sales Agent as to the matters covered thereby.

SECTION 6. Sale and Delivery to the Sales Agent; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, unless the sale of the Placement Securities described in a Placement Notice has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Sales Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange, to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) no assurance can be given that the Sales Agent will be successful in selling Placement Securities, (ii) the Sales Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Sales Agent to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange, to sell such Placement Securities as required under this Section 6, and (iii) the Sales Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Sales Agent in the Placement Notice, and then only to the extent permitted by law, the rules and regulations of the Exchange and Rule 415(a)(4) under the 1933 Act.

The Company acknowledges and agrees that the Sales Agent has informed the Company that the Sales Agent may, to the extent permitted under the 1933 Act and the 1934 Act (including, without limitation, Regulation M promulgated thereunder), purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Sales Agent in the Placement Notice; provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by the Company and the Sales Agent in the Placement Notice or (ii) to the extent the Sales Agent may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity); and, provided, further, that the Sales Agent acknowledges and agrees that, except as expressly set forth in a Placement Notice, any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by the Sales Agent to enter into any such transactions.

At all times during the term of this Agreement, the Sales Agent shall comply in all material respects with applicable laws, rules and regulations, including, without limitation, Regulation M under the 1934 Act, in connection with its performance under this Agreement. The Sales Agent represents and warrants that it is, and shall for the term of this Agreement continue to be, duly registered as a broker-dealer under FINRA, the 1934 Act and the applicable statutes and regulations of each state in which the Securities will be offered and sold under this Agreement, except such states in which the Sales Agent is exempt from registration or such registration is not otherwise required.

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier date as specified in Rule 15c6-1(a) under the 1934 for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Sales Agent for the Placement Securities sold, after deduction for the Sales Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Placement Securities. On or before each Settlement Date, concurrently with the receipt by the Company of the Net Proceeds due to the Company in respect of sales of Placement Securities settled on such Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being settled by crediting the Sales Agent’s or its designee’s account (provided the Sales Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Sales Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company defaults in its obligation to deliver Placement Securities on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 10(a), the Company will (i) hold the Sales Agent harmless against any loss, claim, damage or expense (including reasonable documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Sales Agent any commission, discount or other compensation to which the Sales Agent would otherwise have been entitled absent such default.

(d) Denominations; Registration. If requested by the Sales Agent in writing at least two (2) Business Days prior to the Settlement Date, then in lieu of electronic transfer, certificates for the Placement Securities shall be in such denominations and registered in such names as the Sales Agent shall have specified in such request. The certificates for any such Placement Securities will be made available for examination and packaging by the Sales Agent in The City of New York not later than noon, New York time, on the Business Day prior to the Settlement Date.

(e) Limitations on Offering Size. The Company shall not cause or request the offer or sale of any Securities if, after giving effect to the sale of such Securities, the aggregate Securities sold pursuant to this Agreement would exceed the Maximum Amount. The Company shall not cause or request the offer or sale of any Securities at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof and notified to the Sales Agent in writing, by a Placement Notice or otherwise.

Section 7. Covenants of the Company.

The Company covenants with the Sales Agent as follows:

(a) Registration Statement Amendment. After the date of this Agreement and during the Delivery Period, (i) the Company will notify the Sales Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission relating to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or any Incorporated Document or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Sales Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Sales Agent’s reasonable opinion, may be necessary or advisable in connection with the sale of the Securities by or to the Sales Agent (provided, however, that the failure of the Sales Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s right to rely on the representations and warranties made by the Company in this Agreement; (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than Incorporated Documents, relating to the Securities unless a copy thereof has been submitted to the Sales Agent and counsel for the Sales Agent within a reasonable period of time before the filing and the Sales Agent has not reasonably objected thereto (provided, however, that (A) the failure of the Sales Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company shall have no obligation to provide the Sales Agent any advance copy of such filing or to provide the Sales Agent an opportunity to object to such filing if the filing does not name the Sales Agent or does not relate to the transactions contemplated by this Agreement) and the Company will furnish to the Sales Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via the Commission’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”); and (iv) the Company will cause each amendment or supplement to the Prospectus, other than Incorporated Documents, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the 1933 Act (without reliance on Rule 424(b)(8) of the 1933 Act).

(b) Notice of Commission Stop Stop Orders. The Company will advise the Sales Agent, promptly after it receives notice, or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Permitted Free Writing Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to the Sales Agent and counsel to the Sales Agent (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Permitted Free Writing Prospectuses, that are filed with the Commission during the term of this Agreement and the Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Sales Agent may from time to time reasonably request. Such delivery shall be satisfied to the extent such documents have been publicly filed with the Commission and available via EDGAR.

(d) Continued Compliance with Securities Laws. If at any time during the Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement together with the Prospectus in order that the Prospectus and the General Disclosure Package will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any such time to amend the Registration Statement together with the Prospectus in order to comply with the requirements of the 1933 Act, the Company will (i) subject to Section 7(a), promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Prospectus and the General Disclosure Package comply with such requirements and (ii) promptly (and in any event within 24 hours) notify the Sales Agent to suspend the offering of Placement Securities until such amendment or supplement is filed with the Commission. If at any time following the issuance of a Permitted Free Writing Prospectus there occurred or occurs an event or development as a result of which such Permitted Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement, the Prospectus or the General Disclosure Package or included, includes or would include an untrue statement of a material fact or together with the Prospectus and the General Disclosure Package omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (x) subject to Section 7(a), promptly amend or supplement such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission (provided, however, that, other than during a Delivery Period, the Company may delay any such amendment or supplement if and to such time as, in the reasonable judgment of the Company, it is in the best interest of the Company to do so) and (y) promptly notify the Sales Agent to suspend the offering of Placement Securities until such conflict, untrue statement or omission is eliminated or corrected.

(e) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Sales Agent, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Sales Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect, for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement).

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Sales Agent the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the Net Proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Common Stock on the Exchange.

(i) Filings with the Exchange. The Company will timely file with the Exchange all material documents and notices required by the Exchange of companies that have securities traded on the Exchange.

(j) 1933 Act and 1934 Act. The Company will comply with all requirements imposed upon it by the 1933 Act and the 1934 Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Securities as contemplated by the provisions hereof and the Prospectus. Without limiting the generality of the foregoing, the Company, during the Delivery Period, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act.

(k) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide the Sales Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options or other rights to purchase or otherwise acquire Common Stock, or Common Stock issuable upon the exercise of options or other equity awards, in each case granted pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement, whether now in effect or hereafter implemented, (ii) issuance of securities in connection with an acquisition, merger or sale or purchase of assets which is described at the time of issuance in the Registration Statement and the Prospectus, (iii) issuance or sale of Common Stock upon conversion of securities or the exercise of warrants, options or other rights then in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Sales Agent, and (iv) issuance or sale of Common Stock pursuant to any dividend reinvestment and stock purchase plan that the Company has in effect or may adopt from time to time, provided that the implementation of such new plan is disclosed to the Sales Agent in advance. If the Company notifies the Sales Agent under this Section 7(k) of a proposed sale of shares of Common Stock or Common Stock equivalents, the Sales Agent may suspend any offers and sales of Securities under this Agreement for a period of time deemed appropriate by the Sales Agent.

(l) Change of Circumstances. The Company will advise the Sales Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Sales Agent pursuant to this Agreement.

(m) Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Sales Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Sales Agent may reasonably request.

(n) Representation Dates; Officers’ Certificate. On the date of execution of this Agreement and (i) upon recommencement of the offering of the Securities under this Agreement following a suspension of sales hereunder; (ii) each time the Company files a Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement, other than (A) by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities, which shall be subject to the provisions of clauses (iii) through (v) below, or (B) a prospectus supplement filed pursuant to Rule 424(b) under the 1933 Act relating solely to an offering of securities (including, without limitation, Common Stock) other than the Securities pursuant to this Agreement; (iii) each time the Company files an Annual Report on Form 10-K under the 1934 Act; (iv) each time the Company files its Quarterly Reports on Form 10-Q under the 1934 Act; (v) each time the Company files a Current Report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K) under the 1934 Act; or (vi) the Securities are delivered to the Sales Agent as principal at the Time of Sale pursuant to the applicable Placement Notice (such recommencement date and each filing or other date referred to in clauses (i) through (vi) shall be a “Representation Date”); the Company shall furnish the Sales Agent with a certificate, substantially in the form attached hereto as Exhibit E, within three (3) Trading Days of any Representation Date; provided, however, that if the Company has previously furnished to the Sales Agent such certificate substantially in such form, the Company may, in respect of any future Representation Date, furnish the Sales Agent with a bring-down certificate (a “Bring-Down Certificate”) in lieu of such certificate to the effect that the Sales Agent may rely on the prior certificate delivered pursuant to this Section 7(n) to the same extent as if it were dated the date of such Bring-Down Certificate (except that statements in such prior certificate shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such Bring-Down Certificate). The requirement to provide deliverables under Sections 7(n) through 7(q) shall be automatically waived for any Representation Date occurring at a time at which no Placement Notice is pending, including, without limitation, during any suspension of sales pursuant to Section 4, which waiver shall continue until the date the Company delivers a Placement Notice hereunder (which shall be considered a Representation Date). Any existing Placement Notice shall be deemed to be suspended and no new Placement Notice shall be delivered until the deliverables in Sections 7(n) through 7(q), as may be required with respect to a Representation Date, shall have been delivered and such deliverables shall all dated as of the applicable Representation Date and, in such case, the Sales Agent shall have no obligation to effect any offers or sales of Securities hereunder prior to the receipt of such deliverables.

(o) Secretary’s Certificate. On the date of execution of this Agreement and within three (3) Trading Days after each Representation Date for which no waiver is applicable pursuant to Section 7(n), the Company shall deliver to the Sales Agent a certificate executed by the Secretary of the Company, signing in such capacity, and dated as of such date, (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors or a duly authorized committee thereof of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Securities pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (ii) solely with respect to the secretary’s certificate delivered on the date of execution of this Agreement, certifying and attesting to the office, incumbency, due authority and specimen signatures of each person who executed this Agreement for or on behalf of the Company; provided, however, that, subject to the waiver provisions set forth in Section 7(n), if the Company has previously furnished to the Sales Agent such secretary’s certificate substantially in the form previously agreed between the parties, the Company may, in respect of any future Representation Date, furnish the Sales Agent with a bring-down secretary’s certificate (a “Bring-Down Secretary’s Certificate”) (which may be incorporated into the Bring-Down Certificate) in lieu of such secretary’s certificate to the effect that the Sales Agent may rely on the prior secretary’s certificate delivered pursuant to this Section 7(o) to the same extent as if it were dated the date of such Bring-Down Secretary’s Certificate.

(p) Legal Opinions. On the date of execution of this Agreement and within three (3) Trading Days after each Representation Date for which no waiver is applicable pursuant to Section 7(n), the Company shall cause to be furnished to the Sales Agent (i) the written opinion and negative assurance letter of Morrison & Foerster LLP, counsel to the Company (“Company Counsel”), in form and substance reasonably satisfactory to the Sales Agent, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented, (ii) until such time as the Company has reincorporated in another jurisdiction, the written opinion of McDonald Carano, LLP, Nevada counsel to the Company (“Nevada Counsel”), in form and substance reasonably satisfactory to the Sales Agent, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented, and (iii) the written opinion of Sheela Mohan-Peterson, internal intellectual property counsel to the Company (“Company IP Counsel”), in form and substance reasonably satisfactory to the Sales Agent, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that, subject to the waiver provisions set forth in Section 7(n), if Company Counsel, Nevada Counsel and/or Company IP Counsel have previously furnished to the Sales Agent such written opinions and negative assurance substantially in the form previously agreed between the parties, Company Counsel, Nevada Counsel and/or Company IP Counsel, as applicable, may, in respect of any future Representation Date, furnish the Sales Agent with a letter (a “Reliance Letter”) in lieu of such opinions and negative assurance to the effect that the Sales Agent may rely on the prior opinions and negative assurance of Company Counsel, Nevada Counsel and/or Company IP Counsel, as applicable, delivered pursuant to this Section 7(p) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such Reliance Letter). Also, on the date of execution of this Agreement and within three (3) Trading Days after each Representation Date for which no waiver is applicable pursuant to Section 7(n), the Sales Agent shall have received the negative assurance letter of Lowenstein Sandler LLP, counsel to the Sales Agent, in form and substance reasonably satisfactory to the Sales Agent.

(q) Comfort Letter. On the date of execution of this Agreement and within three (3) Trading Days after each Representation Date for which no waiver is applicable pursuant to Section 7(n), the Company shall cause the Accountants (and/or any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Sales Agent letters (each, a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Sales Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the 1933 Act, the 1934 Act and the PCAOB and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(r) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Sales Agent; provided, however, that with the consent of the Sales Agent, the Company may bid for and purchase Company securities in accordance with Rule 10b-18 under the 1934 Act and other applicable laws and regulations.

(s) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that it will not be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the 1940 Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(t) Sarbanes-Oxley Act. The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(u) Disclosure of Sales. The Company will, if applicable, disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K the number of Placement Securities sold through the Sales Agent during the most recent fiscal quarter and the Net Proceeds to the Company with respect to such Placement Securities.

(v) New Registration Statement. The Company will, prior to the expiration of the Registration Statement, if all of the Securities have not been sold prior thereto, file, subject to Section 7(a), a new shelf registration statement and take any other action necessary to permit the public offering of the Securities to continue without interruption (and references herein to the Registration Statement shall include such new registration statement as declared effective by the Commission).

Section 8. Payment of Expenses.

(a) Expense Reimbursement. Upon the execution and delivery of this Agreement, the Company shall, subject to presentation of customary invoices or other written documentation, reimburse the Sales Agent for its reasonable documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Sales Agent, incurred by the Sales Agent in connection with the transactions and other matters contemplated hereunder in an amount not to exceed $70,000 in the aggregate.

(b) Expenses. The Company will pay all of the expenses it incurs that are incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the printing and delivery to the Sales Agent of such documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to the Sales Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Sales Agent, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof (including filing fees and, subject to the caps set forth in Section 8(a), the reasonable fees and expenses of counsel to the Sales Agent relating to such filings), (vi) the printing and delivery to the Sales Agent of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any reasonable costs associated with electronic delivery of any of the foregoing by the Sales Agent to investors, (vii) the fees and expenses of the transfer agent and registrar for the Securities, (viii) any filing fees incident to the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Placement Securities on the Exchange, and (x) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 8. The Sales Agent will pay all of the expenses it incurs that are incident to the performance of its obligations under this Agreement, except to the extent such expenses are required to be reimbursed by the Company pursuant to this Section 8.

(c) Termination of Agreement. If this Agreement is terminated by the Sales Agent in accordance with the provisions of Section 12(a), or by the Company pursuant to Section 12(b) hereof, the Company shall reimburse the Sales Agent for all of its reasonable, documented out-of-pocket expenses, including reasonable fees and disbursements of counsel to the Sales Agent incurred by the Sales Agent in connection with the offering contemplated by this Agreement. Following a termination of this Agreement for any other reason, each of the Company and the Sales Agent shall be responsible for their own respective out-of-pocket expenses, including fees and disbursements of their respective counsels.

Section 9. Conditions of the Sales Agent’s Obligations.

The obligations of the Sales Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company in all material respects of its covenants and other obligations hereunder, and to the satisfaction or waiver by the Sales Agent of the following further conditions:

(a) Opinions of Counsel. The Sales Agent shall have received the opinions of counsel and negative assurance letters required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion and letter is required pursuant to Section 7(p).

(b) Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice.

(c) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Permitted Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Permitted Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No Misstatement or Material Omission. The Sales Agent shall not have advised the Company that the Registration Statement or Prospectus, or any Permitted Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Sales Agent’s reasonable opinion is material, or omits to state a fact that in the Sales Agent’s reasonable opinion is material and is required to be stated therein or, with respect to the Registration Statement, is necessary to make the statements therein not misleading, and with respect to the Prospectus or any Permitted Free Writing Prospectus, is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission under the 1934 Act, there shall not have been any Material Adverse Effect.

(f) Certificates. The Sales Agent shall have received the certificates required to be delivered pursuant to Sections 7(n) and 7(o) on or before the date on which delivery of such certificates is required pursuant to Section 7(n) and 7(o), as applicable.

(g) Accountant’s Comfort Letter. The Sales Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such letter is required pursuant to Section 7(q).

(h) Approval for Listing. The Placement Securities shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on the Exchange at, or prior to, the issuance of any Placement Notice.

(i) No Suspension. Trading in the Securities shall not have been suspended on the Exchange.

(j) Additional Documents. On the date of execution of this Agreement and on each Representation Date, counsel to the Sales Agent shall have been furnished with such documents as it may require for the purpose of enabling it to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k) 1933 Act Filings Made. All filings with the Commission with respect to the Securities required by Rule 424 under the 1933 Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the 1933 Act (without giving effect to the provisions of Rule 424(b)(8)).

Section 10. Indemnity and Contribution by the Company and the Sales Agent.

(a) The Company agrees to indemnify and hold harmless the Sales Agent, the directors, officers, employees and agents of the Sales Agent and each person who controls the Sales Agent within the meaning of either the 1933 Act or the 1934 Act (collectively, “Sales Agent Indemnified Parties”) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or in the Base Prospectus, the Prospectus or any other Prospectus Supplement relating to the Securities or any Permitted Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such Sales Agent Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Sales Agent specifically for inclusion therein, which the Company acknowledges consists solely of the material referred to in Exhibit F hereto, as updated from time to time. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Sales Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act (collectively, “Company Indemnified Parties”), to the same extent as the foregoing indemnity from the Company to the Sales Agent, but only with reference to written information relating to the Sales Agent furnished to the Company by or on behalf of the Sales Agent specifically for inclusion in the documents referred to in the foregoing indemnity, which the Company acknowledges consists solely of the material referred to in Exhibit F hereto, as updated from time to time; provided, however, that in no case shall the Sales Agent be responsible for any amount in excess of the discount, commission or other compensation actually received by it in connection with the Securities distributed pursuant to this Agreement. This indemnity agreement will be in addition to any liability which the Sales Agent may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Sales Agent agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Sales Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Sales Agent on the other from the offering of the Securities; provided, however, that in no case shall the Sales Agent be responsible for contributing any amount in excess of the discount, commission or other compensation actually received by it in connection with the Securities distributed pursuant to this Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Sales Agent shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Sales Agent on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Sales Agent shall be deemed to be equal to the total discount, commission or other compensation received by the Sales Agent, in each case as determined by this Agreement or any applicable Placement Notice. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Sales Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Sales Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls the Sales Agent within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of the Sales Agent shall have the same rights to contribution as the Sales Agent, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

Section 11. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Sales Agent or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 10 hereof, and shall survive delivery of and payment for the Securities.

Section 12. Termination of Agreement.

(a) Termination; General. The Sales Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof, any acts of terrorism or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Sales Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Securities has been suspended or limited by the Commission or the Exchange, or if trading generally on the New York Stock Exchange, the NYSE MKT or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either federal or New York authorities.

(b) Termination by the Company. The Company shall have the right, by giving one (1) day notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 12(b), any outstanding Placement Notices shall also be terminated.

(c) Termination by the Sales Agent. The Sales Agent shall have the right, by giving one (1) day notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 12(c), any outstanding Placement Notices shall also be terminated.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Securities through or to the Sales Agent on the terms and subject to the conditions set forth herein.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in the notice of termination if notice of termination is given in accordance with the terms of this Agreement; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agent or the Company, as the case may be, or if a later date is specified in such notice, the close of business on such later date. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 8, and except that, in the case of any termination of this Agreement, Sections 5, 8, 10, 11 through 16, inclusive, and Section 18 hereof shall survive such termination and remain in full force and effect.

Section 13. Notices.

Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if mailed on the earlier of the date received and the second Business Day after delivery of such notice to the United States Postal Service or overnight carrier, postage pre-paid, or (ii) if transmitted by e-mail, on the date transmitted if sent prior to 5:00 p.m., New York time, otherwise on the immediately succeeding day. Notices to the Sales Agent shall be directed to it at Oppenheimer & Co. Inc., 85 Broad Street, New York, NY 10004, Attention: Peter Vogelsang, Office of General Counsel, e-mail address: peter.vogelsang@opco.com, with a copy (which shall not constitute notice) to the counsel to the Sales Agent at Lowenstein Sandler LLP, 1251 Avenue of the Americas, 17th Floor, New York, New York 10020, Attention: John D. Hogoboom, e-mail address: jhogoboom@lowenstein.com. Notices to the Company shall be directed to it at OncoSec Medical Incorporated, 5820 Nancy Ridge Drive, San Diego, CA 92121, Attention: Punit Dhillon, e-mail address: pdhillon@oncosec.com, with a copy (which shall not constitute notice) to the counsel to the Company at Morrison & Foerster LLP, 12531 High Bluff Drive, Suite 100, San Diego, CA 92130, Attention: Steven G. Rowles, e-mail address: srowles@mofo.com

Section 14. Parties.

This Agreement shall inure to the benefit of and be binding upon the Sales Agent, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Sales Agent, the Company and their respective successors and, to the extent set forth in Section 10, the Sales Agent Indemnified Parties and the Company Indemnified Parties, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Sales Agent, the Company and their respective successors, and, to the extent set forth in Section 10, the Sales Agent Indemnified Parties and the Company Indemnified Parties, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Sales Agent shall be deemed to be a successor by reason merely of such purchase.

Section 15. Governing Law and Jurisdiction; Waiver of Jury Trial; Time.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE SALES AGENT IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK FOR THE PURPOSE OF ANY SUIT, ACTION, OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (EACH, A “PROCEEDING”), (B) AGREES THAT ALL CLAIMS IN RESPECT OF ANY PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY IMMUNITY FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS THEREIN, (D) AGREES NOT TO COMMENCE ANY PROCEEDING OTHER THAN IN SUCH COURTS AND (E) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM THAT SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) AND THE SALES AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 16. Effect of Headings.

The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

Section 17. Permitted Free Writing Prospectuses.

The Company represents, warrants and agrees that, unless it obtains the prior consent of the Sales Agent, which consent shall not be unreasonably withheld, conditioned or delayed, and the Sales Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a free writing prospectus required to be filed with the Commission. Any such free writing prospectus consented to by the Sales Agent or by the Company, as the case may be, is referred to herein as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission when required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit D hereto are Permitted Free Writing Prospectuses.

Section 18. Absence of Fiduciary Relationship.

The Company acknowledges and agrees that:

(a) the Sales Agent is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of their respective affiliates, stockholders (or other equityholders), creditors or employees or any other party, on the one hand, and the Sales Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Sales Agent has advised or is advising the Company on other matters, and the Sales Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities was not established by the Sales Agent;

(c) the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) the Sales Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e) the Company is aware that the Sales Agent and its affiliates are engaged in a broad range of advisory services and transactions which may involve interests that differ from those of the Company, and the Sales Agent has no obligation to disclose such interests, services or transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f) the Company waives, to the fullest extent permitted by law, any claims it may have against the Sales Agent for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement and agrees that the Sales Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on the Company’s behalf or in right of such person or the Company, employees or creditors of the Company.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and between the Sales Agent and the Company in accordance with its terms.

Very truly yours,

ONCOSEC MEDICAL INCORPORATED

By:	/s/ Punit Dhillon
Name:	Punit Dhillon
Title:	President and Chief Executive Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

OPPENHEIMER & CO. INC.

By:	/s/ Douglas Cameron
Name:	Douglas Cameron
Title:	Head of Equity Capital Markets

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:

To:

Cc:

Subject: OncoSec Medical Incorporated

Equity Distribution—Proposed Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between OncoSec Medical Incorporated (the “Company”) and Oppenheimer & Co. Inc. (“Sales Agent”) dated July 25, 2017 (the “Agreement”), I hereby request on behalf of the Company that Sales Agent sell shares of the Company’s common stock, par value $0.0001 per share, on the terms specified below:

Maximum aggregate number of Placement Securities to be sold or gross proceeds to be raised:

Minimum price at which Placement Securities may be sold:

Date(s) on which Placement Securities may be sold:

Compensation to the Sales Agent (if different from the Agreement):

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MAXIMUM AGGREGATE OFFERING PRICE, THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES ON WHICH THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY SALES AGENT (INCLUDING WHETHER SUCH SALES MAY BE MADE IN PRIVATELY NEGOTIATED TRANSACTIONS, TO THE EXTENT PERMITTED BY RULE 415(A)(4) UNDER THE 1933 ACT AND THE RULES OF THE EXCHANGE), AND/OR THE CAPACITY IN WHICH SALES AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.

ONCOSEC MEDICAL INCORPORATED

By:
Name:
Title:

A-1

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

OPPENHEIMER & CO. INC.

Name	Title	E-mail Address
Michael Margolis	Managing Director	Michaela.margolis@opco.com; DL-EquityATMOffering@opco.com
Warren Dunnavant	Managing Director	Warren.Dunnavant@opco.com; DL-EquityATMOffering@opco.com
Nicholas Beyar	Associate	Nicholas.Beyar@opco.com; DL-EquityATMOffering@opco.com

ONCOSEC MEDICAL INCORPORATED

Name	Title	E-mail Address
Punit Dhillon	President and Chief Executive Officer	pdhillon@oncosec.com
Richard Slansky	Chief Financial Officer	rslansky@oncosec.com
Sheela Mohan-Peterson	Chief Legal and Compliance Officer	smohanpeterson@oncosec.com

B-1

EXHIBIT C

COMPENSATION

The Sales Agent shall be paid compensation equal to 2.5% of the gross proceeds from the sale of Securities pursuant to the terms of this Agreement and shall be reimbursed for certain expenses in accordance with Section 8(a) of this Agreement.

The foregoing rate of compensation shall not apply when the Sales Agent acts as principal, in which case the Company may sell the Securities to the Sales Agent as principal at a price agreed upon at the relevant Time of Sale pursuant to the applicable Placement Notice.

C-1

EXHIBIT D

PERMITTED FREE WRITING PROSPECTUSES

None

D-1

EXHIBIT E

ONCOSEC MEDICAL INCORPORATED

OFFICERS’ CERTIFICATE

__________, 20__

The undersigned is the duly elected or duly appointed [Chief Executive Officer] [Chief Financial Officer] of OncoSec Medical Incorporated, a Nevada corporation (the “Company”). The undersigned hereby executes this Officers’ Certificate as of the date hereof [in connection with the Representation Date] pursuant to the terms of that certain Equity Distribution Agreement, dated July 25, 2017 (the “Equity Distribution Agreement”), by and between the Company and Oppenheimer & Co. Inc. Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreement.

The undersigned hereby further certifies, in his capacity as an officer of the Company and not in any individual capacity, that:

1.	The representations and warranties of the Company in the Equity Distribution Agreement are true and correct with the same force and effect as though expressly made as of the date hereof, except to the extent that any such representation or warranty speaks as of a different date or time, in which case such representation and warranty is true and correct as of such specified date or time;

2.	The Company has complied with all of its obligations and satisfied all of the conditions on its part to be performed or satisfied under the Equity Distribution Agreement at or prior to the date hereof;

3.	No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or, to my knowledge, are pending or threatened under the 1933 Act; and

4.	Subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus, no event or development has occurred that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, individually or in the aggregate, except as described in the Registration Statement and the Prospectus.

Morrison & Forester, LLP, counsel to the Company, is entitled to rely upon this Officers’ Certificate in connection with the opinion given by such firm pursuant to the Equity Distribution Agreement.

E-1

IN WITNESS WHEREOF, the undersigned has signed his name as of the date first written above.

By:
Name:
Title:	[Chief Executive Officer][Chief Financial Officer]

E-2

EXHIBIT F

INFORMATION PROVIDED BY SALES AGENT

The parties acknowledge and agree that, for purposes of Sections 5(d), 5(f) and 10 hereof, there is no information provided by the Sales Agent.

The information in this Exhibit shall be updated from time to time in connection with the filing of a new Prospectus or otherwise as necessary.

F-1